EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan

We consent to the incorporation by reference in Registration Statement No. 33-1836 on Form S-8 of our report dated July 27, 2006, appearing in this Annual Report on Form 11-K for the Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

July 27, 2006